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                                                                 EXHIBIT 10.3(a)

                                   AVNET, INC.

                          2003 STOCK COMPENSATION PLAN

                            NONQUALIFIED STOCK OPTION

Avnet, Inc. (the "Company"), hereby grants to the Participant named below a nonqualified stock option (the "Option") to purchase all or any part of the number of shares of its common stock (the "Stock"), that are covered by this Option, as specified below, at the exercise price per share specified below and upon the terms and conditions set forth in the Avnet, Inc. 2003 Stock Compensation Plan (the "Plan") and these Standard Terms and Conditions (the "Standard Terms and Conditions").

Name of Participant:

Grant Date:

Number of Shares of Stock covered by Option:

Exercise Price Per Share:                       $

Expiration Date:

Vesting Schedule:

This Option is not intended to qualify as an incentive stock option under
Section 422 of the Internal Revenue Code of 1986, as amended. By accepting this award, the Participant acknowledges that he or she has received and read, and agrees that this Option shall be subject to, the terms of the Plan and these Standard Terms and Conditions.

AVNET, INC.
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                                                 Participant's Signature

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                                                Participant's Printed Name

By:
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                                                 Address (Please print):
Title:
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                                   AVNET, INC.
                          2003 STOCK COMPENSATION PLAN

                        STANDARD TERMS AND CONDITIONS FOR
                       EMPLOYEE NONQUALIFIED STOCK OPTIONS

These Standard Terms and Conditions apply to any Option granted under the Avnet, Inc. 2003 Stock Compensation Plan (the "Plan") that are identified as nonqualified stock options and are evidenced by an action of the Committee.

1.    TERMS OF OPTION

      Avnet, Inc, (the "Company"), has granted to the Participant a nonqualified stock option (the "Option") to purchase up to the number of shares of the Company's common stock (the "Stock"), at the purchase price per share and upon the other terms set forth on the cover page hereto, and subject to the conditions set forth in these Standard Terms and Conditions and the Plan. For purposes of these Standard Terms and Conditions, any reference to the Company shall include a reference to any Subsidiary.

2.    NON-QUALIFIED STOCK OPTION

      The Option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") and will be interpreted accordingly.

3.    EXERCISE OF OPTION

      The Option is not exercisable as of the Grant Date specified on the cover page. After the Grant Date, to the extent not previously exercised, and subject to termination or acceleration as provided in these Standard Terms and Conditions and the Plan, the Option shall be exercisable to the extent it becomes vested, according to the vesting schedule described on the cover page, provided that (except as set forth in Section 4 below) Participant remains employed with the Company and does not experience a termination of employment.

      To exercise the Option or any part thereof, Participant shall deliver to the Company a written notice specifying the number of whole shares of Stock Participant wishes to purchase (provided that each exercise shall be for 100 shares of Stock or any multiple thereof, or for the whole number of shares currently exercisable under the Option) and how Participant's shares of Stock should be registered (for example, in Participant's name only or in Participant's and Participant's spouse's names as community property or as joint tenants with right of survivorship).

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      The exercise price (the "Exercise Price") of the Option is set forth on the cover page and the Company will not issue any shares of Stock until Participant pays the total Exercise Price for the requested number of shares of Stock, together with any income tax required to be withheld, if applicable. The Exercise Price may be paid by check (certified or cashiers' check if so required by the Company) or by such other method (including transfer of Stock previously owned by the Participant for at least six (6) months, or broker-assisted Regulation T simultaneous exercise and sale), as permitted by the Committee.

      Fractional shares may not be exercised. Shares of Stock will be issued as soon as practical after exercise.

      Notwithstanding the above, the Company shall not be obligated to deliver any shares of Stock if (a) the Stock is not properly registered or subject to an applicable exemption therefrom, (b) the Stock is not listed on the stock exchanges on which the Company's Stock is otherwise listed, or (c) the Company determines that the exercise of the Option or the delivery of shares would violate any federal or state securities or other applicable laws, and the Option may be rescinded if necessary to ensure compliance with federal, state or other applicable laws. The Participant shall not acquire or have any rights as a shareholder of the Company by virtue of this option grant or these Standard Terms and Conditions until certificates representing shares of Stock are actually issued and delivered to the Participant upon an exercise of the Option.

4.    EXPIRATION OF OPTION

      Except as provided in this Section 4, the Option shall expire and cease to be exercisable as of the Expiration Date set forth on the cover page.

      A. In the event that the Participant shall cease to be employed by the Company for any reason other than death, disability, Retirement, or other reasons determined by the Committee in its sole discretion, the Option evidenced hereby shall immediately expire and cease to be exercisable.

      B. In the event that the Participant shall cease to be employed by the Company as a result of Retirement (as defined below), the Option evidenced hereby shall continue to vest and shall remain exercisable for five years after the date of the Participant's cessation of employment, but in no event later than the Expiration Date (unless such Option shall sooner be surrendered for termination or expire). At the end of such period, the Option (unless it shall sooner have been surrendered for termination or have expired) shall terminate and cease to be exercisable. For purposes hereof, a qualifying "Retirement" shall have occurred if at the time of cessation of employment (1) the employee is at least age 55 and has at least five years of service with the Company, (2) the combination of the employee's age plus years of service equals at least 65, and (3) the employee has signed a two-year non competition agreement in a form acceptable to the Company.

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      C.    In the event that the Participant shall cease to be employed by the
            Company as a result of disability (as determined by the Committee in its sole discretion), the Option shall remain exercisable for three months after the date of such cessation of employment, but in no event later than the Expiration Date (unless such Option shall sooner be surrendered for termination or expire), and only if and to the extent that such Option was exercisable by the Participant at such date of cessation of employment. At the end of such period, the Option (unless it shall sooner have been surrendered for termination or have expired) shall terminate and cease to be exercisable.

      D. In the event of the death of the Participant (1) while in the employ of the Company, (2) within five (5) years after the Participant ceases to be employed through Retirement, or (3) within three months after the Participant ceases to be employed through disability, the Option shall remain exercisable (unless such Option shall sooner be surrendered or expire) for one year after the date of death of the Participant; provided, however, that the Option must be exercised no later than the Expiration Date, and only (x) by the person or persons to whom the right to exercise such Option shall have passed by will or the laws of descent and distribution, and (y) if and to the extent that the Option shall have been exercisable by the Participant at the date of death. At the end of such period, such Option (unless it shall sooner have been surrendered or have expired) shall terminate and cease to be exercisable.

      E. Notwithstanding any other provision of these Standard Terms and Conditions to the contrary, in the event of a Change in Control (as defined in the Plan), the Option shall become immediately exercisable in full (unless it shall sooner have been surrendered for termination or have expired).

      F. The Committee may, in the event of a public solicitation by any person, firm or corporation other than the Company, of tenders of 50% or more of the then outstanding Stock (known conventionally as a "tender offer"), accelerate exercisability of the Option evidenced hereby if the Participant is then employed with the Company, so that the Option shall become immediately exercisable in full; provided that any such accelerated exercisability shall cease upon the expiration, termination or withdrawal of such "tender offer," whereupon the Option evidenced hereby shall be (and shall continue thereafter to be) exercisable only to the extent that it would have been exercisable if no such acceleration of exercisability had been authorized.

5.    RESTRICTIONS ON RESALES OF OPTION SHARES

      The Company may impose such restrictions, conditions or limitations as it determines appropriate as to the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Stock issued as a result of the exercise of the Option, including without limitation (a) restrictions under an insider trading policy, (b) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and other optionholders and (c) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

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6.    INCOME TAXES

      To the extent required by applicable federal, state, local or foreign law, the Participant shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of an Option exercise or disposition of shares issued as a result of an Option exercise. The Company shall not be required to issue shares or to recognize the disposition of such shares until such obligations are satisfied. The Committee, in its sole discretion, may permit Participant to satisfy all or part of such tax obligation through withholding of the number of shares of Stock otherwise issuable to Participant; by the Participant transferring to the Company nonrestricted shares of Stock previously owned by the Participant for at least six (6) months prior to such transfer to the Company; and/or by permitting Participant to engage in a broker-assisted Regulation T simultaneous exercise and sale.

7.    NON-TRANSFERABILITY OF OPTION

      The Option granted hereunder shall be exercisable during Participant's lifetime only by Participant and may not be sold, transferred, pledged, assigned, exchanged, encumbered or otherwise alienated or hypothecated, except (i) by testamentary disposition by the Participant or the laws of descent and distribution or by a qualified domestic relations order; or
      (ii) certain transfers described in the Plan that are made with the prior approval of the Committee and on such terms and conditions as the Committee in its sole discretion shall approve.

8.    THE PLAN AND OTHER AGREEMENTS

      In addition to these Terms and Conditions, the Option shall be subject to the terms of the Plan, which are incorporated into these Standard Terms and Conditions by this reference. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Plan.

      These Standard Terms and Conditions and the Plan constitute the entire understanding between the Participant and the Company regarding the Option. Any prior agreements, commitments or negotiations concerning the Option are superseded.

9.    LIMITATION OF INTEREST IN SHARES SUBJECT TO OPTION

      Neither the Participant (individually or as a member of a group) nor any beneficiary or other person claiming under or through the Participant shall have any right, title, interest, or privilege in or to any shares of Stock allocated or reserved for the purpose of the Plan or subject to these Standard Terms and Conditions except as to such shares of Stock, if any, as shall have been issued to such person upon exercise of the Option or any part of it. Nothing in the Plan, these Standard Terms and Conditions or any other instrument executed pursuant to the Plan shall confer upon the Participant any right to continue in the Company's employ or service nor limit in any way the Company's right to terminate the Participant's employment at any time for any reason. Neither the Award of this Option nor any shares of Stock issuable pursuant thereto shall be considered "compensation" for purposes of any Company employee benefit plan, unless such plan expressly so provides otherwise.

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10.   GENERAL

      In the event that any provision of these Standard Terms and Conditions is declared to be illegal, invalid or otherwise unenforceable by a court of competent jurisdiction, such provision shall be reformed, if possible, to the extent necessary to render it legal, valid and enforceable, or otherwise deleted, and the remainder of these Standard Terms and Conditions shall not be affected except to the extent necessary to reform or delete such illegal, invalid or unenforceable provision.

      The headings preceding the text of the sections hereof are inserted solely for convenience of reference, and shall not constitute a part of these Standard Terms and Conditions, nor shall they affect its meaning, construction or effect.

      These Standard Terms and Conditions shall inure to the benefit of and be binding upon the parties hereto and their respective permitted heirs, beneficiaries, successors and assigns. The Participant acknowledges that a copy of the Plan, the Plan prospectus and a copy of the Company's most recent annual report to its shareholders has been delivered to the Participant.

      The Plan and these Standard Terms and Conditions shall be governed, construed, interpreted and administered solely in accordance with the laws of the state of New York, without regard to principles of conflicts of law.

      All questions arising under the Plan or under these Standard Terms and Conditions shall be decided by the Committee in its total and absolute discretion.
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